                                   EXHIBIT 6.1

                         Technology Purchase Agreement

3393K
-----

                         TECHNOLOGY PURCHASE AGREEMENT

    THIS TECHNOLOGY PURCHASE AGREEMENT (the "Agreement") is entered into and, effective as of January 14, 1999 by and between KYUNGKI SYSTEM CO., LTD., a Korean corporation ("KSC"). and E-WORLD SECURITY, INC., a Nevada corporation ("E-WORLD" or the "COMPANY")

                                  1. RECITALS

    This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

    1. KSC is the owner of that certain proprietary computer technology which affords security protection to computer hardware and software in micro computers and which is collectively referred to herein as "COMGUARD."

    2. E-WORLD is a private corporation which presently plans to submit an application for listing on the NASD OTC Bulletin Board.

    3. E-WORLD desires to acquire COMGUARD pursuant to the terms and conditions as set forth herein in this Agreement.

                            2. PURCHASE OF COMGUARD

    2.1 NATURE AND EXTENT OF COMGUARD: The nature of and extent of COMGUARD shall consist of all of the right, title and interest to COMGUARD, including but not limited to all copyrights, trademarks, patents, object codes, source codes, enhancements, updates or ether modifications and user manuals, and as more specifically set forth and described in the attached Exhibit "A".

    2.2 CONSIDERATION FOR PURCHASE OF COMGUARD: In consideration of the purchase of COMGUARD, by E-WORLD, E-WORLD agrees to issue to KSC a total of ONE HUNDRED SIXTY THOUSAND (160,000) shares of E-WORLD common stock (the "E-WORLD Shares").

    2.3 NATURE OF E-WORLD SHARES: The E-WORLD Shares shall be issued pursuant to Regulation D, Rule 504 of the Securities Act of 1933 as amended.

    2.4 PRIVATE SALE ACKNOWLEDGMENT: The parties acknowledge and agree that the issuance of the E-WORLD Shares is being undertaken as a private sale pursuant to Regulation D, Rule 504 of the Securities Act of 1933, as amended, and Nevada Revised Statutes Chapters 28 and 90, and is not being transacted via a broker-dealer and/or in the public market place.

                       3. REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

    The COMPANY represents and warrants to KSC as follows:

    3.1 ORGANIZATION: E-WORLD is a corporation duly incorporated and validly existing under the laws of Nevada and is in good standing with respect to all of its required Nevada corporation filings.

    3.2 VALIDLY ISSUED AND AUTHORIZED SHARES: That the E-WORLD Shares will be validly authorized and issued by the COMPANY, they will be fully paid and non-assessable and that they will be issued in full compliance with all federal and state securities laws.

    3.3 CORPORATE AUTHORITY: The officers or representatives of the COMPANY executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Board of Directors of the E-WORLD.

                             4. REPRESENTATIONS OF KSC

    KSC represents and warrants to E-WORLD as follows:

    4.1 COMGUARD OWNERSHIP: That KSC is the owner, beneficially and of record, of COMGUARD and that said technology is free and clear of all liens, encumbrances, claims, charges and restrictions.

    4.2 TRANSFERABILITY OF COMGUARD SHARES: That KSC has the full power to transfer COMGUARD to E-WORLD without obtaining the consent or approval of any other person or governmental agency.

    4.3 PERFORMANCE IN ACCORDANCE WITH THE SPECIFICATIONS: That COMGUARD will perform in accordance with the specifications set forth in Exhibit "A."

    4.4 FIT FOR PARTICULAR PURPOSE: That COMGUARD will be fit for the particular purposes specified by E-WORLD under normal use and service.

    4.5 FREE OF DEFECTS: That COMGUARD is free of defects in design, materials and workmanship and that a computer system will have the ability to perform the necessary functions within a reasonable period of time.

    4.6 INDEMNIFICATION: KSC shall indemnify and hold harmless E-WORLD from and against any claims, including reasonable legal fees and expenses, based upon infringement of any United States copyright, patent or trademark by COMGUARD.

    4.7 ORGANIZATION: KSC is a corporation duly incorporated and validly existing under the laws of Korea and is in good standing with respect to all of its regulatory filings.

    4.8 NO LIENS: That KSC has not received a notice of any assignment, lien, encumbrance, claim or charge against COMGUARD.

    4.9 CORPORATE AUTHORITY: The officers or representatives of KSC executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Boards of Directors of KSC.

                   5. COOPERATION, ARBITRATION, INTERPRETATION,
                          MODIFICATION AND ATTORNEY FEES

    5.1 COOPERATION OF PARTIES: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

    5.2 ARBITRATION: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in San Diego, California according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of Nevada.

    5.3 INTERPRETATION OF AGREEMENT: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.

    5.4 MODIFICATION OF AGREEMENT: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

    5.5 ATTORNEY FEES: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

    5.6 ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

    5.7 COUNTERPARTS: This Agreement may be signed in one or more counterparts.

    5.8 FACSIMILE TRANSMISSION SIGNATURES: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

                                       KYUNGKI SYSTEM CO., LTD.

DATED:           , 1999                BY:  /s/ Seung Chan Kim
       ----------                           ----------------------------------
                                            SEUNG CHAN KIM
                                            President


                                       E-WORLD SECURITY, INC.

DATED:           , 1999                BY:  /s/ Edward W. Savarese
       ----------                           ----------------------------------
                                            EDWARD W. SAVARESE
                                            President

                                  EXHIBIT "A"

                          THE UNITED STATES OF AMERICA
                   TO ALL TO WHOM THESE PRESENTS SHALL COME:

                      UNITED STATES DEPARTMENT OF COMMERCE
                    UNITED STATES PATENT AND TRADEMARK OFFICE

                                                 July 15, 1998


THIS IS TO CERTIFY THAT ANNEXED HERETO IS A TRUE COPY FROM THE RECORDS OF THE UNITED STATES PATENT AND TRADEMARK OFFICE OF THOSE PAPERS OF THE BELOW IDENTIFIED PATENT APPLICATION THAT MET THE REQUIREMENTS TO BE GRANTED A FILING DATE UNDER 35 USC 111.


APPLICATION NUMBER: 09/030,993
FILING DATE: FEBRUARY 26, 1998


[SEAL]
                             By Authority of the
                             COMMISSIONER OF PATENTS AND TRADEMARKS


                             /s/ Wanda Montgomery
                             WANDA MONTGOMERY
                             Certifying Officer